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                           FIRST AMENDMENT TO AMENDED,
                            RESTATED AND CONSOLIDATED
                                CREDIT AGREEMENT


     This First Amendment to Amended, Restated and Consolidated Credit Agreement (the "First Amendment") is dated as of December 27, 1994, and is by and between
C. E. SERVICES, INC., a Texas corporation ("Borrower"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank").

     WHEREAS, Borrower and Bank entered into that certain Amended, Restated and Consolidated Credit Agreement dated as of August 1, 1994 (the "Amended Agreement") with respect to certain loans which Bank agreed to make to Borrower; and

     WHEREAS, as a result of certain defaults by Borrower under the Amended Agreement, Borrower and Bank wish to amend the Amended Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

     1. Certain Events of Default currently exist under the Amended Agreement. As a result of such Events of Default, Bank has the right, among other rights, to accelerate payment of all Loans made thereunder and to terminate any Commitment to lend thereunder. In consideration of Bank's agreement hereby to not immediately exercise its rights under the Amended Agreement (Bank does not hereby waive any Event of Default, but instead hereby reserves the right to exercise its rights under the Amended Agreement at any time hereafter, as a result of existing Events of Default or future Events of Default), Borrower hereby agrees to cause all of its indebtedness to Bank to be guaranteed by North Star Universal, Inc. and Dalworth Holdings, Inc., each an affiliate of Borrower, pursuant to guarantee agreements in form and substance acceptable to Bank.

     2. Section 1.1 of the Amended Agreement is hereby amended such that the first sentence thereof shall be as follows:

     Subject to the terms and conditions hereof, the Bank agrees to make a loan or loans (the "Commitment Loans" or "Commitment Loan") to
     Borrower from time to time before the Termination Date (as defined herein), not to exceed at any one time outstanding the lesser of the Borrowing Base (as defined herein) or $700,000.00 (the "Commitment"), Borrower having the right to borrow, repay and reborrow.
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     3.   The term "Termination Date," as defined in Section 10 of the Amended
Agreement, is hereby amended to mean "the earlier of (a) March 31, 1995; or (b) the date specified by the Bank pursuant to Section 8.1 hereof."

     4. Bank has notified Borrower, and Borrower hereby acknowledges, that Bank is not obligated in any way to make any Discretionary Loans under the Amended Agreement and nothing therein, herein or in any other agreements, documents, instruments, certificates or other writings, executed or delivered in connection with or pursuant to the terms of the Amended Agreement, this First Amendment or any such other agreement, document, instrument, certificate or other writing or the Discretionary Line is intended or to be construed as a commitment on the part of the Bank or any subsequent owner or holder of the Discretionary Note to make any loan thereunder or hereunder or under the Discretionary Line or under the Discretionary Note. All Discretionary Loans thereunder or under the Discretionary Line or under the Discretionary Note shall be at the sole and absolute discretion of the Bank or any subsequent owner or holder of the Discretionary Note, and the Bank or any subsequent owner or holder of the Discretionary Note may, for any reason, or no reason at all, refuse to make any Discretionary Loan to Borrower hereunder or under the Discretionary Line or under the Discretionary Note. As a result of the existing Events of Default under the Amended Agreement, Borrower acknowledges that Bank has informed it that any request by Borrower for a Discretionary Loan will be very carefully analyzed by Bank, and it is unlikely that any Discretionary Loan will be approved by Bank.

     5. Except as amended by this First Amendment, the Amended Agreement shall remain in full force and effect as therein written. Borrower hereby acknowledges and agrees that there are no offsets, defenses or claims against any part of the indebtedness evidenced by the Discretionary Note or the Commitment Note or otherwise arising pursuant to the Amended Agreement and, to the extent any such offsets, defenses or claims exist, Borrower hereby irrevocably waives same. Borrower hereby releases, acquits and forever discharges Bank, and each of its officers, directors, shareholders, agents, employees, successors and assigns, from any and all claims, demands, liens, damages, actions or suits, of whatsoever nature or character, in contract or in tort, known or unknown, which has accrued or may accrue to Borrower arising out of or in any way connected to any extension of credit by Bank to Borrower on or prior to the date hereof or any other matter or thing done, omitted or suffered to be done by any party being released hereby on or prior to the date hereof.
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     6.   Each capitalized term not otherwise defined in this First Amendment shall have the meaning ascribed to such term in the Amended Agreement.

     7. This First Amendment may be executed in one or more counterparts, and each counterpart shall constitute an original instrument and all such counterparts shall constitute one and the same instrument.

     8. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the day and year first above written.

                                   C. E. SERVICES, INC.



                                   By:    /s/ C. B. Russey
                                   Name:  C. B. Russey
                                   Title: President


                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION


                                   By:    /s/ Matt Reynolds
                                   Name:  D. Matt Reynolds
                                   Title: Senior Vice President